EXHIBIT 99.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding is entered into as of the 19th day of December, 2010.

Between
MAXSYS HOLDINGS, INC., a Delaware corporation duly incorporated under the laws of the United States of America with its main office at 22817 Ventura Blvd., Suite 462, Woodland Hills, CA 91364 (``Maxsys’‘) of the one part,

And
DALIAN PAULEY SHIELD BIO-ENGINEERING CO., LTD (``Pauley Shield”), a corporation duly incorporated in the People's Republic of China ("PRC") under the laws of the PRC with its main office at Dalian, China.

(each a "Party" and collectively, the "Parties")

WHEREAS:

A.	Pauley Shield is a bio-engineering company developing and manufacturing bio-chemistry testing products; and

B.	Maxsys, an investment holding corporation has at the date hereof issued a total of 188,260,552 shares with a fully paid up capital of $893,650.

C.
Pursuant to recent discussions between the Parties, the Parties have agreed to in this Memorandum of Understanding to set out their mutual understanding of the principal framework in respect of a proposed acquisition by Maxsys of one hundred per centum (100%) equity interest ("Sale Shares") in Pauley Shield after which respective stock is swapped to result in Pauley Shield having 80% or greater equity interest of the Maxsys post proposed acquisition and share swap, with a view to entering into a definitive agreement for the transaction contemplated herein.

NOW IT IS AGREED as follows:

1.	SALE AND PURCHASE OF SHARES

SUBJECT TO the terms of this Memorandum of Understanding and the entry into binding and definitive agreement (the "Share Exchange Agreement") (the “SEA”) on terms acceptable to both Parties, the Parties agree that Maxsys shall acquire and Pauley Shield shall sell the Sale Shares at the Consideration Price (as defined).

2.	CONSIDERATION PRICE

2.1.
The Consideration Price for the Sale Shares shall be a sum to be determined and agreed by the Parties prior to the entry of the SEA but in any event no later than by the Long-Stop Date, March 31, 2011 (as defined in Clause 3).

2.2.
The Consideration Price is to be satisfied by the allotment and issuance of such number of shares in the capital of Maxsys by Maxsys to Pauley Shield at the issue price of USD0.03 per share (the "Issue Price") representing [not less than 80% of equity interest] after taking into account any issue of equity at Completion of the Share Exchange Agreement (the "Consideration Shares"), all of which shall rank pari passu with the issued shares of Maxsys. The Consideration Shares to be issued by Maxsys to Pauley Shield shall result in Pauley Shield being the majority shareholder of Maxsys on Completion.

3.	CONDITIONS PRECEDENT

3.1.
The Share Exchange Agreement  shall  contain terms relating to, inter alia, such covenants and undertakings as well as representations and warranties as to the financial, business, operational, legal and tax affairs and status of Pauley Shield and its subsidiaries and its group of companies (if any)  on terms acceptable to the Parties, and completion thereof shall be conditional upon and subject inter alia, the following conditions precedent being fulfilled unless otherwise waived by Maxsys on or prior to the Long-Stop Date, March 31, 2011 stated therein:

(a)
Maxsys having received from Pauley Shield the sum of USD$500,000 being payment towards Pauley Shield’s subscription for 25,000,000 ordinary shares in Maxsys at an issue price of USD$0.025 each and deducting 20% of issuing expenses in PRC prior to the Long-Stop Date, which USD$500,000 will be kept in a separate bank account ("Special Account") and will be solely used for the payments of expenses related to process of SEA, registration of stock in SEC, and fundraising after the merger and acquisition. Any payment which is disbursed from the Special Account needed to be approved by both parties.

(b)
completion of a special audit of Pauley Shield and a due diligence exercise over the business, operational, legal, financial and tax affairs, prospects and records of Pauley Shield and the results of the special audit and the due diligence exercise being satisfactory to Maxsys in its sole and absolute discretion;

(c)
all other consents, licenses, permissions and approvals required from the relevant and competent authorities under any and all applicable laws for the proposed investment and to give effect to the transactions contemplated hereunder being obtained;

(d)	the Board of Directors and shareholders of Pauley Shield giving their approval for the sale of the Sale Shares to Maxsys and proposed share swap;

(e)
the Board of Directors and shareholders of Maxsys giving their approval for the acquisition of the Sale Shares from Pauley Shield and for the issuance of the Consideration Shares to Pauley Shield and all other relevant approvals (if required);

(h)
Maxsys nominated PRC counsel providing confirmation that the transactions contemplated under the SEA are legally valid and binding on the Parties, and will be in compliance with all applicable laws and regulations; and

(i)	the results of the due diligence on Pauley Shield being satisfactory to Maxsys.

3.2.
Notwithstanding any other term of this Memorandum of Understanding, nothing herein shall oblige Maxsys to (a) enter into any definitive agreement, in particular the SEA, if the terms thereof are not acceptable to Maxsys or (b) to acquire the Sale Shares until and unless the SEA governing the acquisition contemplated herein, have been executed by Maxsys.

4.	DUE DILIGENCE

4.1.
The Parties declare it to be a cardinal principle of this Memorandum of Understanding that it is their common intention to work towards the entry into the SEA and the consummation of the transactions contemplated in this Memorandum of Understanding, subject to agreement as to the terms of the SEA.  In this connection, they agree, during the Term, to use their best endeavors to work towards such common commercial objectives in good faith.

4.2.
Maxsys reserves the right to appoint any Singapore legal counsel, PRC legal counsel,   accountants and valuer of its choice in connection with the due diligence exercise as described in Clause 4.1 above.

5.	EXCLUSIVE NEGOTIATION

Upon the execution of this Memorandum of Understanding, Pauley Shield agrees that it shall for the duration of the Term, deal exclusively with Maxsys in connection with the proposed transaction and further agrees that, unless otherwise extended by mutual agreement, it (or any of its officers and/or representatives) will not take any action to, directly or indirectly, encourage, initiate, or engage in discussions or negotiations with, or provide information to, any other person or entity concerning such similar transaction. Or furnish to any other person any confidential information relating to this Memorandum of Understanding. For the avoidance of doubt, nothing herein shall be construed so as to restrict Maxsys’ ability or entitlement to consider, explore, negotiate and enter into other investments, whether in similar industries or otherwise with any third party.

6.	OBLIGATIONS

Except for matters relating to (i) Exclusivity (Clause 5), (ii) Confidentiality (Clause 7), (iii) Termination (Clause 8), (iv) Arbitration (Clause 9), Governing Law (Clause 10), (vi) Notices (Clause 11) and Expenses (Clause 12), the provisions in this Memorandum of Understanding shall not constitute or be deemed to constitute legally binding obligations of any of the Parties, and all other provisions of this Memorandum of Understanding shall not be binding on the Parties but merely represents the present intentions of the Parties.

7.	CONFIDENTIALITY

7.1
Neither of the Parties to this Memorandum of Understanding shall disclose to the public or to any third party the existence or subject matter of this Memorandum of Understanding other than with the express prior written consent of the other Party, except as may be required by law.

8.	TERMINATION

8.1
This Memorandum of Understanding shall commence with effect from the date hereof and shall be in effect as among the Parties for a term of Six (6) months or until the execution of the SEA, whichever is the earlier (“Term”).

8.2
Upon the expiry of the Term or the earlier termination of this Memorandum of Understanding, and subject to any accrued rights of the Parties (or any of them); the Parties shall have no further obligations to each other under this Memorandum of Understanding.

8.2	Termination shall not affect the validity continuance or effectiveness of Clauses 5, 7, 8, 9, 10, 11 and 12, which shall survive such termination.

9.	ARBITRATION

9.1
Any claim or controversy arising among or between the parties hereto and any claim or controversy arising out of or respecting any matter contained in this Memorandum of Understanding or any difference as to the interpretation of any of the provisions of this Memorandum of Understanding shall be settled by arbitration in the Los Angeles County of the State of California under the prevailing rules of the American Arbitration Association. Each party shall bear and be responsible for its own legal professional and other costs and expenses in connection with any legal action.

10.	GOVERNING LAW

10.1	This Memorandum of Understanding shall be governed by the laws of the State of California of USA.

11.	NOTICES

Any notice required to be given by a Party to the other Party shall be in writing, signed by or on behalf of the Party giving it. It shall be deemed validly served by hand delivery or by facsimile or by prepaid post or by a recognized courier service sent to the address or facsimile number of the Parties given herein or such other address or facsimile number as may from time to time be notified for this purpose. The initial addresses and facsimile numbers of the Parties are:

Maxsys Holdings Inc:

Fax Number	:	818-348-4829

Address	:	22817 Ventura Blvd., Suite #462 Woodland Hills, CA 91364

Attention	:	Michael Wang

Dalian Pauley Shield Bio-Engineering Co., Ltd:

Fax Number	:	626-789-7499

Address	:	1005 E Las Tunas Dr., #235 San Gabriel, CA 91776

Attention	:	David Wang

Unless there is evidence that a notice or communication was received earlier, any such notice or communication shall be deemed to have been served:

if delivered by hand, at the time of delivery;

if posted by prepaid ordinary mail, at the expiration of three (3) Business Days after the envelope containing the same shall have been put into the post;

if sent by facsimile, upon the receipt by the sender of the transmission report indicating that the notice or communication has been sent in full to the recipient’s facsimile machine, or such other similar medium of receipt; or

if sent by courier, at the expiration of two (2) Business Days after the package containing the same shall have been received by the relevant courier company.

In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail letter or that the facsimile confirmation note indicates the transmission was successful or, as the case may be, the package containing such notice or document was properly addressed and sent to the relevant courier company.

12.	EXPENSES

Any expenses associated with disputes arising between the Parties shall bear its own legal and other applicable expenses and/or other costs incurred by that Party in respect to this Memorandum of Understanding.

IN WITNESS WHEREOF, the parties have hereunto set their hands the date and year first written above.

For and on behalf of Dalian Pauley Shield Bio-Engineering Co., Ltd

/s/ David Wang
Name: David Wang
Designation: President

For and on behalf of Maxsys Holdings, Inc.

/s/ Bill Elder
Name: Bill Elder
Designation: CEO